UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2021

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of 2021 Cash Incentive Program

On February 22, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of First US Bancshares, Inc. (the “Company”) established an annual cash incentive program for the Company’s fiscal year ending December 31, 2021 for certain executive officers and key employees of the Company and its subsidiaries, including the Company’s named executive officers – James F. House, President and Chief Executive Officer of the Company and First US Bank (the “Bank”); Thomas S. Elley, Chief Financial Officer of the Company and the Bank; and William C. Mitchell, Senior Executive Vice President, Consumer Banking, of the Bank (the “2021 Cash Incentive Program”).  Under the 2021 Cash Incentive Program, certain executive officers and key employees of the Company have a short-term incentive cash bonus opportunity based on certain corporate and individual performance objectives established by the Compensation Committee.

With respect to the Company’s named executive officers, the cash bonus opportunity is based on the achievement of certain specified levels of financial performance, specifically the Company’s (i) consolidated pre-tax income for 2021 (25% of the total cash bonus opportunity); (ii) consolidated pre-tax return on average assets (“ROAA”) for 2021 (30% of the total cash bonus opportunity for Messrs. House and Elley; 25% of the total cash bonus opportunity for Mr. Mitchell); (iii) consolidated pre-tax return on average tangible equity (“ROATE”) for 2021 (25% of the total cash bonus opportunity for Messrs. House and Elley only); and (iv) net loan growth in indirect lending for 2021 (“Loan Growth”) (30% of the total cash bonus opportunity for Mr. Mitchell only).  For each of the named executive officers, the cash bonus opportunity also contains a discretionary component (the “Discretionary Component”) (20% of the total cash bonus opportunity), to be determined by the Compensation Committee.  Factors to be considered in determining the Discretionary Component may include, but are not limited to, contribution to the long-term profitability and growth of the Company, achievement of strategic projects or initiatives, commitment to integrity and the values of the Company, improvement in total shareholder return, successful expansion efforts, balance sheet management, gains on peer group comparisons, successful implementation of reorganization strategies and successful implementation of cost control strategies.  The cash bonus opportunity is subject to reduction (up to 35% of the total cash bonus opportunity) based on deterioration of the Company’s regulatory ratings or other negative regulatory findings.  The individual target bonus opportunity for the three named executive officers participating in the 2021 Cash Incentive Program is 45% of 2021 base salary for Mr. House; 35% of 2021 base salary for Mr. Elley; and 35% of 2021 base salary for Mr. Mitchell.

Under the 2021 Cash Incentive Program, the Company’s named executive officers will receive 100% of their target bonus opportunity if the Company’s final consolidated pre-tax income, ROAA, ROATE (for Messrs. House and Elley) and Loan Growth (for Mr. Mitchell) for 2021 are 100% of the Company’s budgeted consolidated pre-tax income, ROAA, ROATE and Loan Growth for the year, and if the named executive officers receive 100% of the Discretionary Component.  The named executive officers will receive 50% of their target bonus opportunity if the Company achieves a threshold level of performance (approximately 70% of the Company’s budgeted consolidated pre-tax income, 70% of the Company’s budgeted ROAA, 70% of the Company’s budgeted ROATE (for Messrs. House and Elley), and 70% of the Company’s budgeted Loan Growth (for Mr. Mitchell)), and if the named executive officers receive 80% of the Discretionary Component.  The named executive officers will receive 150% of their target bonus opportunity if the Company achieves a maximum level of performance (approximately 120% of the Company’s budgeted consolidated pre-tax income, 120% of the Company’s budgeted ROAA, 120% of the Company’s budgeted ROATE (for Messrs. House and Elley) and 120% of the Company’s budgeted Loan Growth (for Mr. Mitchell)), and if the named executive officers receive 120% of the Discretionary Component.  Payouts between the threshold and maximum amounts will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2021 Cash Incentive Program.

The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2021 Cash Incentive Program in recognition of extraordinary, unusual or nonrecurring events affecting a participant or the Company or the financial statements of the Company, or in certain other instances specified in the 2021 Cash Incentive Program.  The Compensation Committee, in its sole discretion, may take into account the impact of such extraordinary, unusual or nonrecurring events (positive or negative) in determining a Participant’s relative achievement of the performance objectives.  The 2021 Cash Incentive Program provides for recoupment of cash bonus payments based on (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate.  Additionally, cash bonus payments are subject to recoupment based on a participant’s conduct that is not in good faith and that materially disrupts, damages, impairs or interferes with the business of the Company.

A copy of the 2021 Cash Incentive Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the 2021 Cash Incentive Program does not purport to be a complete description and is qualified in its entirety by reference to Exhibit 10.1.

Entry into Amended and Restated Change in Control Agreement with William C. Mitchell

On February 22, 2021, the Company, the Bank and Acceptance Loan Company, Inc., a wholly owned subsidiary of the Company and the Bank (“ALC”), entered into an Amended and Restated Change in Control Agreement (the “A&R CIC Agreement”) with William C. Mitchell, Senior Executive Vice President, Consumer Banking, of the Bank and a “named executive officer” of the Company, who was previously President and Chief Executive Officer of ALC and who had previously entered into a Change in Control Agreement with the Company and ALC dated May 20, 2014 (the “Original Agreement”).  The parties entered into the A&R CIC Agreement to amend and restate the Original Agreement in order to update Mr. Mitchell’s current status as an employee of the Bank, to clarify that any rights and obligations under the agreement now belong to Mr. Mitchell, the Company and the Bank and to clarify that ALC shall have no further rights or obligations as may have been set forth in the Original Agreement, and to make certain corresponding changes.

The primary terms of the A&R CIC Agreement remain unchanged from the Original Agreement.  The A&R CIC Agreement provides for an eighteen-month period following a “change in control” (as defined in the A&R CIC Agreement) during which Mr. Mitchell will be, upon experiencing a “qualifying termination of employment” (as defined in the A&R CIC Agreement), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of his annual base salary in effect as of the date of termination, in addition to any rights and welfare benefits provided to him under any plans and programs of the Company upon termination of employment.  The A&R CIC Agreement also provides that, during the employment period and for a period of two years following termination of employment, Mr. Mitchell will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the A&R CIC Agreement will only apply in the event that Mr. Mitchell is entitled to the one-time lump sum payment described above.

A copy of the A&R CIC Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the A&R CIC Agreement does not purport to be a complete description and is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	2021 Cash Incentive Program

10.2	Amended and Restated Change in Control Agreement dated February 22, 2021, entered into by and among First US Bancshares, Inc., First US Bank, Acceptance Loan Company, Inc. and William C. Mitchell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021	FIRST US BANCSHARES, INC.

	By:	/s/ Thomas S. Elley
	Name:	Thomas S. Elley
Vice President, Treasurer and Assistant Secretary,
Chief Financial Officer and Principal Accounting Officer